EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to use in the Amendment No. 1 to the Registration Statement on Form SB-2 of Atlantic Coastal Properties, Inc. of our report dated March 26, 2004 relating to the consolidated financial statements of Atlantic Coastal Properties, Inc. which appear in this Form SB-2.

/s/ JEWETT SCHWARTZ & ASSOCIATES

Hollywood, Florida
December 21, 2004